Exhibit 99.01

Glu Mobile Reports Second Quarter 2008 Financial Results

Eric R. Ludwig is Appointed Chief Financial Officer

SAN MATEO, Calif.--(BUSINESS WIRE)--Glu Mobile Inc. (NASDAQ:GLUU) today announced financial results for the second quarter ended June 30, 2008. Glu reported second quarter consolidated revenue of $23.7 million, compared to $16.4 million, or a 45 percent increase from the second quarter of 2007. The GAAP net loss in the second quarter of 2008 was $(6.6) million, or $(0.23) per basic share, compared to a GAAP net loss of $(898,000), or $(0.03) per basic share in the second quarter of 2007.

Second quarter 2008 non-GAAP net income was $278,000, or $0.01 per diluted share, which excludes amortization of intangible assets of $3.2 million, stock-based compensation charges of $2.0 million, the non-equity component of the MIG earnout of $622,000, a $71,000 charge related to acquired in-process research and development for the acquisition of Superscape, restructuring charges of approximately $86,000, transitional expenses of $631,000 and an impairment of investments in auction-rate securities of $235,000. This compares to a non-GAAP net income of $730,000 or $0.02 per diluted share, in the second quarter of 2007, which excludes amortization of intangible assets of $620,000 and stock-based compensation charges of $1.0 million.

“We achieved record revenue driven by solid results in parts of Europe and better than expected performance in China, despite a softening in the US market,” said Greg Ballard, president and chief executive officer, Glu. “New partnerships with Activision, Sony Pictures Television International, Sega and FremantleMedia Enterprises contribute to our exciting second half lineup, which will be our most active publishing period ever.”

A reconciliation of the GAAP net loss and EPS to net loss and EPS on a non-GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Statements of Operations.

Glu's top ten titles represented approximately 32 percent of revenue in the second quarter of 2008, compared to approximately 43 percent of revenue in the first quarter of 2008. The average revenue per top ten title was $752,000, down 14% from the second quarter of 2007. New titles released in the second quarter of 2008 included Mystery Case Files: Agent X, Speed Racer and Wedding Dash, as well as original titles from Glu such as Super Slam Ping Pong and Get Cookin’.

"The second quarter highlighted the growing diversification of Glu’s business," said Eric R. Ludwig, Glu's senior vice president and chief financial officer. “We are experiencing increased strength in key international markets, which gives Glu a solid foundation to execute our global strategy. Additionally, the increased contribution from original IP, driven by our recent acquisitions, is having a favorable impact on gross margins. We did, however, experience some headwinds in the US due to the uncertain economy."

Glu also announced that Eric R. Ludwig, senior vice president of finance and interim CFO, has been appointed chief financial officer.

“Eric has been a leading candidate throughout our search for a CFO and has transitioned seamlessly into the role of CFO,” Ballard added. “Eric has played an important role in developing and growing the global finance organization and his leadership and acumen make him the best candidate to drive Glu’s financial future.”

Business Outlook

The following forward-looking statements reflect expectations as of August 5, 2008. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; consumer demand for mobile handsets; carriers' and distributors' marketing to consumers, including premium deck placement; carriers' maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu's products; competition in the industry; changes in foreign exchange rates; the value of Glu's auction-rate securities; Glu's effective tax rate; the uncertainty of the US economy and other factors detailed in this release and in Glu's SEC filings.

Third Quarter Expectations – Quarter Ending September 30, 2008:

  GAAP revenue is expected to be between $24.0 million and $24.7 million
  Gross margin, excluding amortization, is expected to be approximately 76 percent
  Income taxes are expected to be between $400,000 and $500,000
  GAAP net loss is expected to be between $(5.9) million and $(6.3) million, or $(0.20) and $(0.21) per basic share
  Non-GAAP net income is expected to be between $500,000 and $800,000, or between $0.02 and $0.03 per diluted share, which excludes $3.3 million for amortization of intangibles, approximately $2.8 million of anticipated stock-based compensation and MIG earnout expense and approximately $700,000 of anticipated restructuring and transitional expenses
  Weighted average common shares outstanding for the third quarter of 2008 are expected to be approximately 29.7 million basic and 30.3 million diluted

Full Year Expectations – Year Ending December 31, 2008:

  GAAP revenue is expected to be between $95.3 million and $97.0 million
  GAAP net loss is expected to be between $(21.8) million and $(23.0) million, or between $(0.74) to $(0.78) per basic share
  Non-GAAP net income is expected to be between $2.8 million and $4.1 million, or between $0.09 and $0.14 per diluted share, which excludes $11.6 million for amortization of intangibles, approximately $10.9 million of anticipated stock-based compensation and MIG earnout expense, $1.1 million of acquired in process research and development, approximately $1.8 million of combined restructuring and transitional expenses and $470,000 impairment of auction-rate securities
  Weighted average common shares outstanding for the calendar year 2008 are expected to be approximately 29.5 million basic and 30.3 million diluted

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time. Please dial (888) 803-5681, or if outside the U.S., (706) 643-8823 to access the conference call at least five minutes prior to the 1:30 p.m. PT start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 2:30 p.m. PT, August 5, 2008, and 8:59 p.m. PT, August 19, 2008, by calling (800) 642-1687, or if outside the U.S. (706) 645-9291, with conference ID # 52843882.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu's consolidated statements of operations:

  Acquired in-process technology
  Amortization of intangibles
  Stock-based compensation
  Gain on sale of assets
  Impairment of auction-rate securities
  Restructuring
  MIG earnout
  Transitional expenses

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding Glu's "Business Outlook" ("Third Quarter Expectations - Ending September 30, 2008" and "Full Year Expectations - Year Ending December 31, 2008"), our beliefs that our new partnerships contribute to our exciting second half lineup, which will be our most active publishing period ever, that we are experiencing increased strength in key international markets, which gives Glu a solid foundation to execute our global strategy, and that the increased contribution from original IP, driven by our recent acquisitions, is having a favorable impact on gross margins. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under "Business Outlook"; the risk that our title plan roadmap for the remainder of 2008 is not as successful as we anticipate; the risk that we may lose a key intellectual property license; the risk that sales of our games in China may be adversely impacted by the Beijing Olympics and related governmental activities; the risk that growth of next generation handsets and advanced networks is lower than anticipated; the risk that our recently and newly launched games are less popular than anticipated; the risk that changes in wireless carrier plans with their customers may adversely impact sales of our games; the risk that sales of our original IP titles will not continue to favorably impact product mix; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that mobile game market is smaller than anticipated; and other risks detailed under the caption "Risk Factors" in Glu’s Form 10-Q filed with the Securities and Exchange Commission on May 15, 2008 and Glu’s other SEC filings. You can locate these reports through our website at http://www.glu.com/corp/Pages.investors. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah's, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Sweden, Poland, Russia, Hong Kong, China, Brazil, Chile, Canada and San Clemente, Calif. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the 'g' character logo or at www.glu.com.

GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS, SUPER SLAM PING PONG, GET COOKIN’ and the 'g' character logo are trademarks of Glu Mobile Inc.

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$24,133	$57,816
Short-term investments	1,524	1,994
Accounts receivable, net	21,580	18,369
Prepaid royalties	12,537	10,643
Prepaid expenses and other current assets	3,629	2,589
Total current assets	63,403	91,411

Property and equipment, net	6,217	3,817
Prepaid royalties	7,661	2,825
Other long-term assets	1,159	1,593
Intangible assets, net	27,231	14,597
Goodwill	61,352	47,262
Total assets	$167,023	$161,505

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$8,359	$6,427
Accrued liabilities	504	217
Accrued compensation	3,787	2,322
Accrued royalties	14,740	12,759
Accrued restructuring	1,521	-
Deferred revenues	823	640
Total current liabilities	29,734	22,365
Other long term liabilities	14,712	9,679
Total liabilities	44,446	32,044

Common stock	3	3
Additional paid-in capital	184,720	179,924
Deferred stock-based compensation	(48)	(113)
Accumulated other comprehensive income	2,938	2,080
Accumulated deficit	(65,036)	(52,433)
Stockholders' equity	122,577	129,461
Total liabilities and stockholders' equity	$167,023	$161,505

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Revenues	$23,704	$16,377	$44,296	$32,076

Cost of revenues:
Royalties	5,633	4,388	11,123	8,681
Amortization of intangible assets	3,135	553	4,842	1,106
Total cost of revenues	8,768	4,941	15,965	9,787
Gross profit	14,936	11,436	28,331	22,289

Operating expenses:
Research and development	8,861	5,577	15,381	10,290
Sales and marketing	6,042	3,131	11,824	6,206
General and administrative	6,096	4,263	11,491	8,273
Amortization of intangible assets	69	67	137	133
Restructuring charge	86	-	161	-
Acquired in-process research and development	71	-	1,110	-
Gain on sale of assets	-	-	-	(1,040)
Total operating expenses	21,225	13,038	40,104	23,862

Loss from operations	(6,289)	(1,602)	(11,773)	(1,573)

Interest and other income/(expense), net:
Interest income	189	959	717	1,125
Interest expense	(11)	(10)	(21)	(856)
Other income/(expense), net	(272)	68	(181)	227
Interest and other income/(expense), net	(94)	1,017	515	496

Loss before income taxes and minority interest	(6,383)	(585)	(11,258)	(1,077)
Income tax (provision)	(213)	(313)	(1,343)	(585)
Minority interest in consolidated subsidiaries	(5)	-	(2)	-

Net loss	(6,601)	(898)	(12,603)	(1,662)
Accretion to preferred stock	-	-	-	(17)
Deemed dividend	-	-	-	(3,130)
Net loss attributable to common stockholders	$(6,601)	$(898)	$(12,603)	$(4,809)

Net loss per share attributable to common stockholders - basic and diluted:
Net loss	(0.23)	(0.03)	(0.43)	(0.09)
Accretion to preferred stock	-	-	-	-
Deemed dividend	-	-	-	(0.18)
Net loss per share attributable to common stockholders - basic and diluted	$(0.23)	$(0.03)	$(0.43)	$(0.27)

Weighted average common shares outstanding - basic and diluted	29,317	28,725	29,231	17,703

Stock-based compensation expense included in:
Research and development	$174	$259	$250	$354
Sales and marketing	1,303	178	2,605	274
General and administrative	554	571	1,148	987
Total stock-based compensation expense	$2,031	$1,008	$4,003	$1,615

Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	3,135	(3,135)		-
Total cost of revenues	8,768	(3,135)		5,633
Gross profit	14,936	3,135		18,071

Research and development	8,861	(352)	a	8,509
Sales and marketing	6,042	(1,937)	a	4,105
General and administrative	6,096	(994)	a	5,102
Amortization of intangible assets	69	(69)		-
Restructuring charge	86	(86)		-
Acquired in-process research and development	71	(71)		-

Total operating expenses	21,225	(3,509)		17,716

Income/(loss) from operations	(6,289)	6,644		355

Interest and other income/(expense), net	(94)	235	b	141
Income/(loss) before income taxes and minority interest	(6,383)	6,879		496

Net income/(loss)	(6,601)	6,879		278

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.23)			$0.01
Non-GAAP net income/(loss) per share - diluted	$(0.23)			$0.01
Shares used in computing basic net income/(loss) per share	29,317			29,317
Shares used in computing diluted net income/(loss) per share	29,317			29,873

a - Excluded amount represents stock-based compensation expense, Superscape and MIG transitional expenses and MIG earnout expenses
b - Excluded amount represents impairment of auction-rate securities
Glu Mobile Inc.	Three Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2007
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	553	(553)		-
Total cost of revenues	4,941	(553)		4,388
Gross profit	11,436	553		11,989

Research and development	5,577	(259)	a	5,318
Sales and marketing	3,131	(178)	a	2,953
General and administrative	4,263	(571)	a	3,692
Amortization of intangible assets	67	(67)		-

Total operating expenses	13,038	(1,075)		11,963

Income/(loss) from operations	(1,602)	1,628		26

Net income/(loss)	(898)	1,628		730

Net income/(loss) attributable to common stockholders	$(898)	$1,628		$730

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.03)			$0.02
Non-GAAP net income/(loss) per share - diluted	$(0.03)			$0.02
Shares used in computing basic net income/(loss) per share	28,725			28,725
Shares used in computing diluted net income/(loss) per share	28,725			30,636

a - Excluded amount represents stock-based compensation expense

Glu Mobile Inc.	Six Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2008
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	4,842	(4,842)		-
Total cost of revenues	15,965	(4,842)		11,123
Gross profit	28,331	4,842		33,173

Research and development	15,381	(479)	a	14,902
Sales and marketing	11,824	(3,896)	a	7,928
General and administrative	11,491	(1,743)	a	9,748
Amortization of intangible assets	137	(137)		-
Restructuring charge	161	(161)		-
Acquired in-process research and development	1,110	(1,110)		-

Total operating expenses	40,104	(7,526)		32,578

Income/(loss) from operations	(11,773)	12,368		595

Interest and other income, net	515	470	b	985
Income/(loss) before income taxes and minority interest	(11,258)	12,838		1,580

Net income/(loss)	(12,603)	12,838		235

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.43)			$0.01
Non-GAAP net income/(loss) per share - diluted	$(0.43)			$0.01
Shares used in computing basic net income/(loss) per share	29,231			29,231
Shares used in computing diluted net income/(loss) per share	29,231			29,803

a - Excluded amount represents stock-based compensation expense, Superscape and MIG transitional expenses and MIG earnout expenses
b - Excluded amount represents impairment of auction-rate securities
Glu Mobile Inc.	Six Months Ended
GAAP to Non-GAAP Reconciliation	June 30, 2007
(in thousands, except per share data)
(unaudited)	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,106	(1,106)		-
Total cost of revenues	9,787	(1,106)		8,681
Gross profit	22,289	1,106		23,395

Research and development	10,290	(354)	a	9,936
Sales and marketing	6,206	(274)	a	5,932
General and administrative	8,273	(987)	a	7,286
Amortization of intangible assets	133	(133)		-
Gain on sale of assets	(1,040)	1,040		-

Total operating expenses	23,862	(708)		23,154

Income/(loss) from operations	(1,573)	1,814		241

Net income/(loss)	(1,662)	1,814		152

Net loss attributable to common stockholders	$(4,809)	$1,814		$(2,995)

Reconciliation of net income/(loss) and net income/(loss) per share:
Non-GAAP net income/(loss) per share - basic	$(0.09)			$0.01
Non-GAAP net income/(loss) per share - diluted	$(0.09)			$0.01
Shares used in computing basic net income/(loss) per share	17,703			17,703
Shares used in computing diluted net income/(loss) per share	17,703			26,896

a - Excluded amount represents stock-based compensation expense

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired in-process technology. Glu recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expense, in connection with the acquisition of iFone and MIG. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Glu adopted SFAS 123R, “Share-Based Payment” beginning with its fiscal year 2006. When evaluating the performance of its consolidated results, Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of SFAS 123R, “Share-Based Payment” beginning with its fiscal year 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Gain on Sale of Assets. Glu recognized a gain on sale of assets related to the sale of its ProvisionX software. Under the terms of the agreement, Glu will co-own the intellectual property rights to the ProvisionX software, excluding any alterations or modifications following completion of the sale, by the third party. As this gain is non-recurring, Glu believes it does not reflect Glu’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes this gain.

Impairment of Auction-Rate Securities. Glu recorded impairment charges related to its two remaining auction-rate securities (“ARS”) that were deemed to have an other-than-temporary decrease in fair value based on third-party valuation models and other indicative factors. The ARS held by the company are private placement securities with long-term nominal maturities for which the interest rates are reset through a Dutch auction each month. The monthly auctions historically have provided a liquid market for these securities.

If uncertainties in the credit and capital markets continue, these markets deteriorate further or the company experiences additional rating downgrades on its ARS investments in its portfolio, Glu may incur additional impairments which could negatively affect the company’s financial condition, cash flow and reported earnings. Glu believes that the impairments of these investments do not reflect Glu’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these impairments.

Restructuring. Glu undertook restructuring activities to relocate its France operations from Nice to Paris and to terminate certain employees located in Glu’s Hong Kong office. The resulting restructuring charges principally consisted of costs associated with employee termination benefits. Glu recorded these costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Glu believes that these restructuring charges do not reflect the company’s ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

MIG earnout. As part of the acquisition of MIG, Glu committed to pay additional consideration in the form of cash and stock to the MIG shareholders and bonus payments in the form of stock to two officers of MIG, who are also shareholders. Glu will record the estimated contingent consideration and bonuses earned by the two officers as stock-based and non-equity compensation over the two-year vesting period ending December 31, 2009. Glu believes that these earnout expenses affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. Glu has incurred various costs related to the transition and integration of Superscape and MIG into Glu’s operations. Glu recorded these non-recurring costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

CONTACT:
Glu Mobile Inc.
Nicole Kennedy, 650-532-2488
nicole.kennedy@glu.com
or
The Blueshirt Group
Todd Friedman, 415-217-7722 (Investor Relations)
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722 (Investor Relations)
stacie@blueshirtgroup.com